EXHIBIT V

                               TO

                          SCHEDULE 13G

                           UNDER THE

	                SECURITIES EXCHANGE ACT OF 1934


IDS Financial Corporation, an American Express Company, disclaims beneficial ownership to the common shares of Cardinal Distribution, Inc. held by the following American Express Companies.


      Lehman Brothers                      9,556 Shares




IDS Financial Corporation



By:         /s/ Robert F. Erdman
Name:           Robert F. Erdman
Title:          Assistant Treasurer